EXHIBIT 23(e)(1)

                             DISTRIBUTION AGREEMENT

                             NEW CENTURY PORTFOLIOS

     THIS AGREEMENT entered into the 31st day of August, 2005, by and between NEW CENTURY PORTFOLIOS, a Massachusetts business trust (the "Trust") and WESTON SECURITIES CORPORATION, a Massachusetts corporation (the "Distributor").

                              W I T N E S S E T H:

     In consideration of the mutual covenants and agreements of the parties hereto, the parties intending to be bound, mutually covenant and agree with each other as follows:

     1. The Trust, on behalf of each of the series listed on SCHEDULE A (as such Schedule may, from time to time, be supplemented or amended), hereby appoints the Distributor as agent of the Trust to effect the sale and public distribution of the shares of beneficial interest of each of the Trust's series (each, a "Fund" and collectively, the "Funds"). This appointment is made by the Trust on behalf of each of the Funds, and accepted by the Distributor upon the understanding that the distribution of shares of each Fund to the public be effected by the Distributor or through various securities dealers, either individuals or organizations, but that it shall be done in such manner that the Trust shall be under no responsibility or liability to any person whatsoever on account of the acts and statements of any such individual or organization. The Distributor shall have the sole right to select the security dealers to whom shares will be offered by it and, subject to express provisions of this Agreement, applicable securities laws, the Trust's Declaration of Trust and the By-laws and the then current Prospectus of each Fund, to determine the terms and prices in any contract for the sale of shares to any dealer made by it as such agent for the Trust.

     2. The Distributor shall be the exclusive agent for the Trust for the sale of its shares and the Trust agrees that it will not sell any shares to any person except to fill orders for the shares received though the Distributor; provided, however, that the foregoing exclusive right shall not apply:

          (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with a Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by a Fund;

          (b) to shares which may be offered by a Fund to its shareholders for reinvestment of cash distributed from capital gains or net investment income of such Fund; or

          (c) to shares which may be issued to shareholders of other investment companies who exercise any exchange privilege set forth in a Fund's Prospectus.

     3. The Distributor shall have the right to sell the shares of the Trust, on behalf of each of the Funds, to dealers, as needed (making reasonable allowance for clerical errors and errors of transmission), but not more than the shares needed to fill unconditional orders for shares placed with the Distributor by dealers. In every case the Distributor shall charge and the Trust shall receive the net asset value for the shares sold, determined as provided in Paragraph 4 hereof. The Distributor shall notify the Trust at the close of each business day (normally 5:00 p.m., New York City time), of the number of shares of each Fund sold during each day.

     4. The net asset value of shares of each of the Funds, shall be determined by the Trust or the Trust's custodian, or such officer or officers or other persons as the Board of Trustees of the Trust may designate. The determination shall be made once a day on which the New York Stock Exchange is open for a full business day and in accordance with the method set out in the By-laws and the then current Prospectus of each Fund.

     5. The Distributor agrees that it will not sell any shares of a Fund to any officer, director, Trustee or partner of either the Distributor or of the Trust or any firm or corporation which may be employed by the Trust or by the Distributor except for investment purposes only and where the purchaser agrees not to resell the securities to anyone except the Trust. The Distributor further agrees that it will promptly advise the Secretary of the Trust of all sales of shares of a Fund to, or purchase of shares of a Fund from any such person.

     6. The Distributor agrees that it will not for its own account purchase any shares of a Fund except for investment purposes and that it will not for its own account sell any such shares excepting only those shares which it may own at the time of executing this Agreement and any shares resulting from the reinvestment of dividends paid on those shares, and the Distributor will not sell other shares except by redemption of such shares by such Fund.

     7. (a) On behalf of each Fund, the Trust appoints and designates the Distributor as agent of each Fund and the Distributor accepts such appointment as such agent, to repurchase shares of such Funds in accordance with the provisions of the Declaration of Trust and By-laws of the Trust.

          (b) In connection with such redemptions or repurchases, the Trust authorizes and designates the Distributor to take any action, to make any adjustments in net asset value, and to make any arrangements for the payment of the redemption or repurchase price authorized or permitted to be taken or made in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and as set forth in the By-laws and the then current Prospectus of each Fund.

          (c) The authority of the Distributor under this Paragraph 7 may, with the consent of the Trust, be re-delegated in whole or in part to another person or firm.

          (d) The authority granted in this Paragraph 7 may be suspended by the Trust at any time or from time to time pursuant to the provisions of its Declaration of Trust until further notice to the Distributor. The President or any Vice President of the Trust shall have the power granted by said provisions. After any such suspension the authority granted to the Distributor by this Paragraph 7 shall be reinstated only by a written instrument executed on behalf of the Trust by the Trust's President or any Vice President.

     8. The Trust agrees that it will cooperate with the Distributor to prepare, execute and file applications for registration and qualification of the Funds' shares for sale under the laws of


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

the United States and the provisions and regulations of the U.S. Securities and Exchange Commission and under the Securities Acts of such States and in such amounts as the Trust may determine, and shall pay registration fees in connection therewith. The Distributor shall bear all expenses incident to the sale of shares of the Funds, including without limitation, the cost of any sales material or literature, the cost of copies of the Prospectus used as sales material (except those being sent to existing shareholders) and the cost of any reports or proxy material prepared for the Funds' shareholders to the extent that such material is used in connection with the sale of shares of a Fund except to the extent that such Fund is obligated to bear such costs under a distribution plan adopted by the Trust on behalf of such Fund.

     9. For its services under this Agreement, the Distributor shall be entitled to receive the maximum amount of the payment called for under the Trust's Distribution Plan (the "Plan") adopted pursuant to Rule 12b-1 under the 1940 Act (the "Rule"). The Distributor may make payments to others from such amounts in accordance with the Plan or any agreement in effect under such Plan. The Distributor agrees to comply with the Rule and the Plan in connection with receipt and disbursement of funds under the Plan.

     10. Notwithstanding anything contained herein to the contrary, shares of a Fund may be offered for sale at a price other than their current net asset value or regular public offering price, if such reduction or elimination is authorized by an order of the U.S. Securities and Exchange Commission, or the 1940 Act or the rules and regulations promulgated thereunder provide for such variation. Furthermore, such shares may be offered and sold directly by a Fund rather than by the Distributor as otherwise provided in this Agreement.

     11. This Agreement shall become effective August 31, 2005 and shall continue in effect for a period of more than one year from its effective date only as long as such continuance is approved, at least annually, by the Board of Trustees of the Trust, including a majority of those Trustees who are not "interested persons" of any party to this Agreement voting in person at a meeting called for the purpose of voting on such approval. If payments hereunder are made pursuant to provisions of a plan adopted by the Trust on behalf of a Fund pursuant to the Rule, then renewals hereof shall also be made in accordance with the requirements of such Rule. This Agreement may be terminated by either party hereto upon thirty (30) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment by the Distributor (as the term "assignment" is defined by the 1940 Act) unless the U.S. Securities and Exchange Commission has issued an order exempting the Trust and the Distributor from the provisions of the 1940 Act, which would otherwise have effected the termination of this Agreement.

     12. No amendment to this Agreement shall be executed or become effective unless its terms have been approved:

          (a) by a majority of the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund, and

          (b) by a majority of those Trustees who are not interested persons of the Trust or of any party to this Agreement.



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

     13. The Trust, on behalf of each Fund, and the Distributor hereby each agree that all literature and publicity issued by either of them referring directly or indirectly to a Fund or to the Distributor shall be submitted to and receive the approval of the Trust and the Distributor before the same may be used by either party.

     14. (a) The Distributor agrees to use its best efforts in effecting the sale and public distribution of the shares of each Fund through dealers and to perform its duties in redeeming and repurchasing the shares of each Fund, but nothing contained in this Agreement shall make the Distributor or any of its officers and directors or stockholders liable for any loss sustained by a Fund or any of the Trust's officers, Trustees or shareholders, or by any other person on account of any act done or omitted to be done by the Distributor under this Agreement provided that nothing herein contained shall protect the Distributor against any liability to a Fund or to any of its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties as Distributor or by reason of its reckless disregard of its obligations or duties as Distributor under this Agreement. Nothing in this Agreement shall protect the Distributor from any liabilities which it may have under the Securities Act of 1933, as amended, or the 1940 Act.

          (b) The Distributor may, from time to time, enter into agreements with security dealers and other qualified entities selected by it and may make assistance payments to such dealers in such amounts as it deems appropriate, provided that such payments are permitted by the then current distribution plan adopted by the Trust on behalf of each Fund in accordance with the Rule.

     15.  As  used  in  this   Agreement,   the  terms   "interested   persons,"
"assignment," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act.

     16. The Declaration of Trust dated February 1, 1990, as amended from time to time, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, provides that the name New Century Portfolios (formerly, Weston Portfolios), means the Trustees from time to time serving (as Trustees but not personally) under the Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the President of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.





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

     IN WITNESS WHEREOF, NEW CENTURY PORTFOLIOS and WESTON SECURITIES CORPORATION have caused this Agreement to be signed by their duly authorized officers and their seals to be hereunto duly affixed all on the day and year above written.


                                        NEW CENTURY PORTFOLIOS



                                        /s/  Wayne M. Grzecki
                                        -----------------------------------
                                        Name:    Wayne M. Grzecki
                                        Title:   President

                                        WESTON SECURITIES CORPORATION


                                        /s/ I. Richard Horowitz
                                        -----------------------------------
                                        Name:  I. Richard Horowitz
                                        Title:  President








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

                                                                      SCHEDULE A



                          New Century Capital Portfolio
                         New Century Balanced Portfolio
                        New Century Aggressive Portfolio
                       New Century International Portfolio
                  New Century Alternative Strategies Portfolio




Dated: August 31, 2005









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